Exhibit 99.2

Indicative Example of Large Change Order on Hypothetical Project in Progress

		Start of Quarter Project Status	Expected "Backlog Rolloff" in Qtr. before Change Order	Effects of a Change Order on the Project	Actual Wtr. Results Including Change Order	Variance Actual Wtr. v. Initial Expectation

Total Contract
Revenue ("TCV")		$900		$300	$1,200	$300
Cost		$720		$240	$960	$240
Gross Profit Dollars		$180		$60	$240	$60
Gross Profit Percentage		20%		20%	20%	0%

POC Determinants	[1]
Direct labor & equipment costs incurred		$75	$150		$150	$-
Direct labor & equipment total cost - est. at completion ("EAC")		$300	$300	$240	$540	$240
Percent Complete ("POC")		25%	50%		28%	-22%

Cumulative Recognition
Revenue (POC * TCV)		$225	$450		$333	$(117)
Gross Profit (POC * GP Dollars)		$45	$90		$67	$(23)

Recognition in Quarter
Revenue			$225		$108	$(117)
Gross Profit			$45		$22	$(23)

[1] Generally includes McDermott's scope work for engineering, construction and installation and generally excludes procurement and sub-contracts.

For a complete discussion on our revenue recognition accounting policy, please see McDermott’s quarterly and annual filings with the Securities and Exchange Commission.